UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 20, 2018

Giga-tronics Incorporated

(Exact Name of Registrant as Specified in Charter)

California	0-12719	94-2656341
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5990 Gleason Drive, Dublin, CA		94568
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code (925) 328-4650

                                           N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 20, 2018, the shareholders of Giga-tronics Incorporated (the “Company”) adopted its 2018 Equity Incentive Plan (the “2018 Plan”). The 2018 Plan provides for the grant of stock options, stock appreciation rights, restricted stock awards and stock grants. The Company will be able to issue under the 2018 Plan a maximum of 2,500,000 shares of common stock. Any of the Company’s or its affiliates’ employees, including their officers and their directors, including non-employee directors, may be selected by the Company’s Board of Directors or its Compensation Committee to participate in the 2018 Plan. As of July 26, 2018, there were approximately 50 employees and five directors who will be eligible to participate in the 2018 Plan. This summary is qualified in its entirety by reference to the terms of the 2018 Plan, a complete copy of which is filed with this report.

Item 5.07 Submission of Matters to a Vote of Security Holders.

Giga-tronics Incorporated (the “Company”) held its annual meeting of shareholders on September 20, 2018. There were issued and outstanding on July 26, 2018, the record date for the meeting, 10,418,953 shares of Common Stock and an aggregate of 71,934 shares of Convertible Voting Perpetual Preferred Stock eligible to vote. The Convertible Voting Perpetual Preferred Stock entitles the holder to vote with holders of the Common Stock at the rate of 100 votes per share.

Holders of a total of 8,480,529 (81%) shares of Common Stock and 49,946 (69%) shares of Convertible Voting Perpetual Preferred Stock were present at the meeting in person or represented by proxy.

All proposals passed, with the votes listed below.

1.	Elect five directors to the Company’s Board of Directors for the ensuing year:

Election of Directors	Votes For *	Votes Withheld
Gordon L. Almquist	6,981,906	104,381
Lutz P. Henckels	6,792,405	293,882
John R. Regazzi	6,982,850	103,437
William J. Thompson	6,995,908	90,379
Jamie Weston	6,977,756	108,531

* Totals include 4,994,600 votes represented by 49,946 shares of the Company’s Convertible Voting Perpetual Preferred Stock.

The foregoing proposal passed; all nominees have been elected as Directors for the ensuing year.

2.	Ratify the appointment of Armanino LLP as independent certified public accountants for the fiscal year ending March 30, 2019:

Votes For *	Against	Abstain
12,969,410	307,430	68,410

* Total includes 4,994,600 votes represented by 49,946 shares of the Company’s Convertible Voting Perpetual Preferred Stock.

The foregoing proposal has been approved.

3.	To approve advisory vote on executive compensation.

Votes For*	Against	Abstain
6,867,097	71,142	148,048

* Total includes 4,994,600 votes represented by 49,946 shares of the Company’s Convertible Voting Perpetual Preferred Stock.

The foregoing proposal has been approved.

4.	To approve the 2018 Equity Incentive Plan..

Votes For*	Against	Abstain
6,825,934	119,289	141,064

* Total includes 4,994,600 votes represented by 49,946 shares of the Company’s Convertible Voting Perpetual Preferred Stock.

The foregoing proposal has been approved.

No other matters were presented for approval.

Item 9.01 Financial Statements and Exhibits.

Reference is made to the exhibit listed in the Exhibit Index included with this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 24, 2018	GIGA-TRONICS INCORPORATED

By: /s/ Lutz P. Henckels CFO (Principal Accounting & Financial Officer)

Exhibit Index

Exhibit No.	Description
10.1	Giga-tronics Incorporated 2018 Equity Incentive Plan (incorporated by reference to Appendix A to the proxy statement included in the Company’s Schedule 14A filed with the Commission on July 30, 2018).